EXHIBIT B
                                CSW Energy, Inc.
                              Statements of Income
              For the Twelve Months Ended September 30, 1998 & 1997
                                   (Unaudited)
                                    ($000's)


                                                              1998      1997
                                                           --------- ---------
OPERATING REVENUE:
        Equity in income from energy projects              $  14,038 $  17,042
        Electric and Thermal Revenue                          80,741       726
        Operation and maintenance services                     5,623     4,049
        Other                                                  4,375       506
                                                           --------- ---------
                    Total operating revenue                  104,777    22,323


OPERATING EXPENSES:
        Salaries, wages, and benefits                          6,669     5,207
        Fuel expense                                          51,099       554
        Operation and maintenance services                    20,255     2,863
        General and administrative                            12,046       590
                                                           --------- ---------
                    Total operating expenses                  90,069     9,214
                                                           --------- ---------

INCOME FROM OPERATIONS                                        14,708    13,109

OTHER INCOME (EXPENSE)
        Interest income                                       32,225     6,746
        Interest expense                                     (39,368)   (9,898)
        Other, net                                               201       799
                                                           --------- ---------
                    Total other income (expense)              (6,942)   (2,353)
                                                           --------- ---------

INCOME  BEFORE INCOME TAXES                                    7,766    10,756

PROVISION  FOR INCOME TAXES                                    3,015     4,334
                                                           --------- ---------

                    Net income (loss)                      $   4,751 $   6,422
                                                           ========= =========